EXHIBIT 23.2


                  Consent of Ernst & Young LLP


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                                                     EXHIBIT 23.2


                 Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) of Wells Fargo & Company pertaining to the Wells Fargo & Company 1996 Employee Stock Purchase Plan of our report dated January 23, 1996 with respect to the consolidated financial statements of First Interstate Bancorp incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.




                                   /s/
                             ERNST & YOUNG LLP



Los Angeles, California
August 15, 1996






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                           EXHIBIT 23.3


 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5